Exhibit 99.1

Clipper Realty Inc. Announces First Quarter 2018 Results

Completes Significant Refinancings

NEW YORK, May 10, 2018 /Business Wire/ -- Clipper Realty Inc. (NYSE: CLPR) (the “Company”), a leading owner and operator of multifamily residential and commercial properties in the New York metropolitan area, today announced financial and operating results for the three months ended March 31, 2018.

Highlights for the Three Months Ended March 31, 2018

●	Grew revenues by 6.4% to $26.9 million for the first quarter 2018, compared to the same period in 2017
●	Completed refinancings of debt at the Flatbush Gardens and Tribeca House properties
●	Declared a dividend of $0.095 per share for the first quarter 2018

On February 21, 2018, the Company completed the refinancings (the “Refinancings”) of existing debt on its Flatbush Gardens and Tribeca House properties that lower the interest rates on the loans, fix the rates on the debt of all of its operating properties, reduce annual debt service by approximately $6.6 million and provide additional liquidity. With the proceeds of the Refinancings, the Company repaid the Flatbush Gardens and the Tribeca House loans, and the net remaining proceeds of $21.5 million increased the Company’s cash position.

David Bistricer, Co-Chairman and Chief Executive Officer, commented,

“We are pleased with the completion of our previously announced debt refinancings at our Flatbush Gardens and Tribeca House properties in February. These new facilities improve our capital structure, mitigate interest rate risk, reduce annual debt service requirements, and provide greater flexibility and liquidity for Clipper Realty to execute our strategic plan.”

“We are also satisfied with our first quarter 2018 results, which demonstrate solid revenue growth reflecting the quality of our property portfolio and the operational excellence of our team. With strong management and prudent capital improvements, we believe our properties will contribute meaningfully to our cash flow growth over time. As we progress through 2018 and beyond, we remain focused on executing our strategic initiatives, which include driving cash flow, increasing scale, enhancing efficiencies through asset repositioning and expertly operating our high-quality portfolio, to create long-term value for our shareholders. We are excited to continue to grow our portfolio through the development of 107 Columbia Heights and 10 West 65th Street, which we acquired last year.”

Financial Results

Revenues grew by $1.6 million, or 6.4%, to $26.9 million for the first quarter 2018, compared to $25.3 million for the first quarter 2017. The growth was attributable to the acquisition of the 10 West 65th Street property in October 2017 and increases in residential rent per square foot and occupancy at the Flatbush Gardens and Tribeca House properties.

Net loss for the first quarter 2018 was $9.0 million, or $0.21 per share, compared to $1.3 million, or $0.03 per share, for the first quarter 2017. Excluding the loss on extinguishment of debt related to the refinancings of approximately $7.0 million, net loss was $2.0 million, or $0.05 per share. Net loss, exclusive of loss on extinguishment of debt, reflects the increase in revenues discussed above, higher real estate taxes, higher general and administrative costs and higher depreciation expense from property improvements and purchase accounting amortization related to the acquisition of the 10 West 65th Street property.

Adjusted funds from operations (“AFFO”) for the first quarter 2018 was $3.2 million, or $0.07 per share, compared to $4.0 million, or $0.10 per share, for the first quarter 2017. AFFO for the first quarter of 2018 reflects the above-mentioned improvements in revenues and increases in expenses, in addition to higher interest expense preceding the refinancings. AFFO is a non-GAAP financial measure. See “Reconciliation of Non-GAAP Measures” at the end of this release.

Balance Sheet

Notes payable (excluding unamortized loan costs) was $883.0 million at March 31, 2018, compared to $855.1 million at December 31, 2017. The balance at March 31, 2018, increased primarily as a result of the Refinancings discussed below.

2018 Refinancings

As previously disclosed, in February 2018, the Company completed the refinancings of the debt of the Flatbush Gardens and Tribeca House properties.

The Company refinanced Flatbush Gardens with a ten-year $246 million initial fixed rate secured first mortgage loan with New York Community Bank, the property’s current lender, which matures March 2028, bears interest at a fixed rate of 3.5% per annum for the first five years and is interest-only for thirty months.

The Company refinanced Tribeca House with a ten-year $360 million fixed rate secured loan which matures March 2028, bears interest at a fixed rate of 4.506% per annum and is interest-only for the entire term.

With the proceeds, the Company repaid (i) both of the Tribeca House loans totaling $410 million due November 2018, which bore interest at a blended one-month LIBOR + 3.75% annual rate, and (ii) both of the Flatbush Gardens mortgage loans totaling approximately $168 million due October 2024, which bore interest at a fixed 3.875% annual rate. Net remaining proceeds of $21.5 million increased the Company’s cash position.

Capital Expenditures

The Company continues to strategically develop its properties, selectively repositioning assets and driving ongoing rent growth. In the first quarter of 2018, the Company incurred $12.6 million of capital expenditures, compared to $3.1 million in the same period in 2017. These capital expenditures were largely related to renovation projects at 107 Columbia Heights to develop the property; since acquisition, the Company has funded $2.2 million of these expenditures under a $14.7 million construction loan. Other capital expenditures occurred at the Tribeca House and Flatbush Gardens properties, principally to upgrade units and complete projects previously undertaken. These include the lobbies at Tribeca House and, at Flatbush Gardens, the terrace, security cameras, lighting, mailbox and laundry room installations, and basement area refurbishment.

Dividend

The Company today declared its first quarter dividend of $0.095 per share to shareholders of record on May 22, 2018, payable May 29, 2018.

Conference Call and Supplemental Material

The Company will host a conference call on May 10, 2018, at 5:00 PM Eastern Time to discuss first quarter 2018 results. The conference call can be accessed by dialing 800-346-7359 or 973-528-0008, conference entry code 384751. A replay of the call will be available from May 10, 2018, following the call, through May 24, 2018, by dialing 800-332-6854 or 973-528-0005, replay conference ID 384751. Supplemental data to this release can be found under the “Quarterly Earnings” navigation tab on the “Investors” page of our website at www.clipperrealty.com. The Company’s filings with the Securities and Exchange Commission (“SEC”) will be filed at www.sec.gov under Clipper Realty Inc.

About Clipper Realty

Clipper Realty Inc. (NYSE: CLPR) is a self-administered and self-managed real estate company that acquires, owns, manages, operates and repositions multifamily residential and commercial properties in the New York metropolitan area, with a portfolio in Manhattan and Brooklyn. For more information on the Company, please visit www.clipperrealty.com.

Forward-Looking Statements

Various statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include estimates concerning the timing of certain acquisitions, the amount of capital projects and the success of specific properties. Our forward-looking statements are generally accompanied by words such as "estimate," "project," "predict," "believe," "expect," "intend," "anticipate," "potential," "plan" or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this press release speak only as of the date of this press release.

We disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a discussion of these and other important factors that could affect our actual results, please refer to our filings with the Securities and Exchange Commission, including the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2017.

Contact

Investors:

Michael Frenz, Head of Capital Markets

(718) 438-2804 x2274

M: (917) 576-7750

Email: mfrenz@clipperrealty.com

Clipper Realty Inc.
Consolidated Balance Sheets
(In thousands, except for share and per share data)

	March 31, 2018	December 31, 2017
	(unaudited)
ASSETS
Investment in real estate
Land and improvements	$497,343	$497,343
Building and improvements	467,737	463,727
Tenant improvements	3,028	3,023
Furniture, fixtures and equipment	10,434	10,245
Real estate under development	104,633	96,268
Total investment in real estate	1,083,175	1,070,606
Accumulated depreciation	(77,757)	(73,714)
Investment in real estate, net	1,005,418	996,892

Cash and cash equivalents	24,070	7,940
Restricted cash	13,591	13,730
Tenant and other receivables, net of allowance for doubtful accounts of $2,324 and $2,524, respectively	3,543	6,569
Deferred rent	3,258	3,514
Deferred costs and intangible assets, net	11,164	11,894
Prepaid expenses and other assets	7,652	11,546
TOTAL ASSETS	$1,068,696	$1,052,085

LIABILITIES AND EQUITY
Liabilities:
Notes payable, net of unamortized loan costs of $11,684 and $11,170, respectively	$871,320	$843,946
Accounts payable and accrued liabilities	9,888	8,595
Security deposits	6,437	6,048
Below-market leases, net	4,537	5,075
Other liabilities	3,609	2,830
TOTAL LIABILITIES	895,791	866,494

Equity:
Preferred stock, $0.01 par value; 100,000 shares authorized (including 140 shares of 12.5% Series A cumulative non-voting preferred stock), zero shares issued and outstanding	-	-
Common stock, $0.01 par value; 500,000,000 shares authorized, 17,812,755 shares issued and outstanding	178	178
Additional paid-in-capital	92,475	92,273
Accumulated deficit	(22,861)	(17,539)
Total stockholders' equity	69,792	74,912
Non-controlling interests	103,113	110,679
TOTAL EQUITY	172,905	185,591
TOTAL LIABILITIES AND EQUITY	$1,068,696	$1,052,085

Clipper Realty Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2018	2017

REVENUES
Residential rental income	$19,298	$18,037
Commercial income	5,377	5,471
Tenant recoveries	1,174	1,044
Garage and other income	1,019	711
TOTAL REVENUES	26,868	25,263

OPERATING EXPENSES
Property operating expenses	7,256	7,105
Real estate taxes and insurance	5,348	4,652
General and administrative	3,138	2,196
Acquisition costs	-	21
Depreciation and amortization	4,596	3,935
TOTAL OPERATING EXPENSES	20,338	17,909

INCOME FROM OPERATIONS	6,530	7,354

Interest expense, net	(8,543)	(8,652)
Loss on extinguishment of debt	(6,981)	-

Net loss	(8,994)	(1,298)

Net loss attributable to non-controlling interests	5,364	833
Dividends attributable to preferred shares	-	(4)
Net loss attributable to common stockholders	$(3,630)	$(469)

Basic and diluted net loss per share	$(0.21)	$(0.03)

Weighted average common shares / OP units
Common shares outstanding	17,813	14,644
OP units outstanding	26,317	26,317
Diluted shares outstanding	44,130	40,961

Clipper Realty Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(8,994)	$(1,298)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	4,043	3,705
Amortization of deferred financing costs	521	721
Amortization of deferred costs and intangible assets	671	635
Amortization of above- and below-market leases	(479)	(434)
Loss on extinguishment of debt	6,981	-
Deferred rent	256	77
Stock-based compensation	568	595
Change in fair value of interest rate caps	(227)	137
Changes in operating assets and liabilities:
Restricted cash	139	(5,434)
Tenant and other receivables	3,026	(869)
Prepaid expenses, other assets and deferred costs	4,190	4,305
Accounts payable and accrued liabilities	(912)	(1,485)
Security deposits	389	132
Other liabilities	779	364
Net cash provided by operating activities	10,951	1,151

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to land, buildings and improvements	(10,112)	(3,102)
Cash paid in connection with acquisition of real estate	-	(8,860)
Net cash used in investing activities	(10,112)	(11,962)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds and costs from sale of common stock	(6)	78,855
Payments of mortgage notes	(579,231)	(245)
Proceeds from mortgage notes	607,120	-
Dividends and distributions	(4,254)	-
Loan issuance and extinguishment costs	(8,338)	(135)
Net cash provided by financing activities	15,291	78,475

Net increase in cash and cash equivalents	16,130	67,664
Cash and cash equivalents - beginning of period	7,940	37,547
Cash and cash equivalents - end of period	$24,070	$105,211

Supplemental cash flow information:
Cash paid for interest, net of capitalized interest of $1,191 in 2018	$9,610	$8,441
Other non-cash items capitalized to real estate under development	2,457	-

Clipper Realty Inc.

Reconciliation of Non-GAAP Measures

(In thousands, except per share data)

(Unaudited)

Non-GAAP Financial Measures

We disclose and discuss funds from operations (“FFO”), adjusted funds from operations (“AFFO”), adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”), and net operating income (“NOI”) all of which meet the definition of “non-GAAP financial measure” set forth in Item 10(e) of Regulation S-K promulgated by the SEC.

While management and the investment community in general believe that presentation of these measures provides useful information to investors, neither FFO, AFFO, Adjusted EBITDA, nor NOI should be considered as an alternative to net income or income from operations as an indication of our performance. We believe that to understand our performance further, FFO, AFFO, Adjusted EBITDA, and NOI should be compared with our reported net income or income from operations and considered in addition to cash flows computed in accordance with GAAP, as presented in our consolidated financial statements.

Funds From Operations and Adjusted Funds From Operations

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and impairment adjustments, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our calculation of FFO is consistent with FFO as defined by NAREIT.

AFFO is defined by us as FFO excluding amortization of identifiable intangibles incurred in property acquisitions, straight-line rent adjustments to revenue from long-term leases, amortization costs incurred in originating debt, interest rate cap mark-to-market, amortization of non-cash equity compensation, acquisition costs and loss on extinguishment of debt, less recurring capital expenditures.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values have historically risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation and valuation adjustments from net income. We consider FFO useful in evaluating potential property acquisitions and measuring operating performance. We further consider AFFO useful in determining funds available for payment of distributions. Neither FFO nor AFFO represent net income or cash flows from operations computed in accordance with GAAP. You should not consider FFO and AFFO to be alternatives to net income as reliable measures of our operating performance; nor should you consider FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (computed in accordance with GAAP) as measures of liquidity.

Neither FFO nor AFFO measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization, capital improvements and distributions to stockholders. FFO and AFFO do not represent cash flows from operating, investing or financing activities computed in accordance with GAAP. Further, FFO and AFFO as disclosed by other REITs might not be comparable to our calculations of FFO and AFFO.

The following table sets forth a reconciliation of FFO and AFFO for the periods presented to net loss before allocation to non-controlling interests, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended March 31,
	2018	2017
FFO
Net loss	$(8,994)	$(1,298)
Real estate depreciation and amortization	4,596	3,935
FFO	$(4,398)	$2,637

AFFO
FFO	$(4,398)	$2,637
Amortization of real estate tax intangible	118	392
Amortization of above- and below-market leases	(479)	(434)
Straight-line rent adjustments	256	77
Amortization of debt origination costs	521	721
Interest rate cap mark-to-market	(227)	137
Amortization of LTIP awards	568	595
Acquisition costs	-	21
Loss on extinguishment of debt	6,981	-
Recurring capital spending	(141)	(136)
AFFO	$3,199	$4,010
AFFO Per Share/Unit	$0.07	$0.10

Adjusted Earnings Before Interest, Income Taxes, Depreciation and Amortization

We believe that Adjusted EBITDA is a useful measure of our operating performance. We define Adjusted EBITDA as net loss before allocation to non-controlling interests, plus real estate depreciation and amortization, amortization of identifiable intangibles, straight-line rent adjustments to revenue from long-term leases, amortization of non-cash equity compensation, interest expense (net), acquisition costs and loss on extinguishment of debt.

We believe that this measure provides an operating perspective not immediately apparent from GAAP income from operations or net income. We consider Adjusted EBITDA to be a meaningful financial measure of our core operating performance.

However, Adjusted EBITDA should only be used as an alternative measure of our financial performance. Further, other REITs may use different methodologies for calculating Adjusted EBITDA, and accordingly, our Adjusted EBITDA may not be comparable to that of other REITs.

The following table sets forth a reconciliation of Adjusted EBITDA for the periods presented to net loss before allocation to non-controlling interests, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended March 31,
	2018	2017
Adjusted EBITDA
Net loss	$(8,994)	$(1,298)
Real estate depreciation and amortization	4,596	3,935
Amortization of real estate tax intangible	118	392
Amortization of above- and below-market leases	(479)	(434)
Straight-line rent adjustments	256	77
Amortization of LTIP awards	568	595
Interest expense, net	8,543	8,652
Acquisition costs	-	21
Loss on extinguishment of debt	6,981	-
Adjusted EBITDA	$11,589	$11,940

Net Operating Income

We believe that NOI is a useful measure of our operating performance. We define NOI as income from operations plus real estate depreciation and amortization, general and administrative expenses, acquisition costs, amortization of identifiable intangibles and straight-line rent adjustments to revenue from long-term leases. We believe that this measure is widely recognized and provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance because NOI allows us to evaluate the operating performance of our company by measuring the core operations of property performance and capturing trends in rental housing and property operating expenses. NOI is also a widely used metric in valuation of properties.

However, NOI should only be used as an alternative measure of our financial performance. Further, other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to that of other REITs.

The following table sets forth a reconciliation of NOI for the periods presented to income from operations, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended March 31,
	2018	2017
NOI
Income from operations	$6,530	$7,354
Real estate depreciation and amortization	4,596	3,935
General and administrative	3,138	2,196
Acquisition costs	-	21
Amortization of real estate tax intangible	118	392
Amortization of above- and below-market leases	(479)	(434)
Straight-line rent adjustments	256	77
NOI	$14,159	$13,541